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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 16, 2000
                                 Date of Report
                        (Date of earliest event reported)

                             GADZOOX NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


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
       0-26541                                         77-0308899
  (Commission File No.)                   (IRS Employer Identification Number)
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                               5850 Hellyer Avenue
                               San Jose, CA 95138
                    (Address of Principal Executive Offices)

                                  408-360-4950
              (Registrant's Telephone Number, Including Area Code)



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     ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On April 5, 2000, Gadzoox Networks, Inc., a Delaware corporation ("Gadzoox"), consummated the acquisition of SmartSan Systems, Inc., a California corporation ("SmartSAN") and developer of advanced routing and management technologies for storage area networks. In the acquisition of SmartSAN, all outstanding shares of common stock and options of SmartSAN were converted into an aggregate of 347,809 shares (or options to purchase shares) of Gadzoox common stock. The acquisition was accounted for as a pooling of interests. The transaction was valued at approximately $23,578,000 based on the average closing price of the Gadzoox common stock for the three days immediately preceding the date of execution of the definitive agreement.

     ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial Statements of Business Acquired.

     Not required.


          (b) Pro Forma Financial Information.

     Not required.


           (c) Exhibits.

                2.1* Agreement and Plan of Reorganization, dated as of March 2, 2000 by and between the registrant and SmartSAN.

               99.1* Press Release of registrant dated March 3, 2000, announcing the execution of a definitive agreement to acquire SmartSAN.
                ----------------------------------------------------------------

                *As previously filed in Form 8-K on March 16, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2000             GADZOOX NETWORKS, INC.

                               By:   /s/ CHRISTINE E. MUNSON
                                  -------------------------------------------
                                  Christine E. Munson
                                  Chief Financial Officer and
                                  Vice President of Finance and Administration


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                                INDEX TO EXHIBITS

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EXHIBIT
NUMBER                             DESCRIPTION
-------    --------------------------------------------------------------------
 2.1* Agreement and Plan of Reorganization, dated as of March 2, 2000, by and between the registrant and SmartSAN Systems, Inc.

99.1* Press Release of registrant dated March 3, 2000 announcing the execution of a definitive agreement to acquire SmartSAN Systems, Inc.
           ---------------------------------------------------------------------
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*As previously filed in Form 8-K on March 16, 2000.




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